Exhibit 19

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               1

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $12,424,807.74                    $0.00          $12,424,807.74
  Repurchased Loan Proceeds Related to Interest                           6,194.48                     0.00                6,194.48
                                                                          --------                     ----                --------
      Total                                                         $12,431,002.22                    $0.00          $12,431,002.22
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,419,772.56                     0.00            2,419,772.56
                                                                      ------------                     ----            ------------
      Total                                                          $2,419,772.56                    $0.00           $2,419,772.56
  Principal:
  Principal Collections                                             $62,289,957.00                    $0.00          $62,289,957.00
  Prepayments in Full                                                60,829,814.13                     0.00           60,829,814.13
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        167,106.04                     0.00              167,106.04
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $123,286,877.17                    $0.00         $123,286,877.17
  Liquidation Proceeds                                                                                                    $4,350.23
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                   $123,291,227.40
  Principal Losses for Collection Period                                                                                 $64,543.67
  Total Regular Principal Reduction                                                                                 $123,351,420.84
  Total Collections                                                                                                 $138,142,002.18



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $138,142,002.18
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $138,142,002.18






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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               1

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,666,666.65        $2,666,666.65                $0.00
   Amount per $1,000 of Original Balance               0.88                 0.88                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                 $1,360,800.00       $1,360,800.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,222,450.00        3,222,450.00                   0.00                 0.00                0.00
   Class A3 Notes                  3,163,524.17        3,163,524.17                   0.00                 0.00                0.00
   Class A4 Notes                  1,773,305.66        1,773,305.66                   0.00                 0.00                0.00
   Class B Notes                     356,719.20          356,719.20                   0.00                 0.00                0.00
   Class C Notes                     247,549.44          247,549.44                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                      $10,124,348.47      $10,124,348.47                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $347,491.76         $347,491.76               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $10,471,840.23      $10,471,840.23               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $125,003,495.30
  Principal Distribution Amounts
                    First Priority Distribution Amount   $0.00
   Second Priority Distribution Amount           55,624,396.02
   Third Priority Distribution Amount            59,519,000.00
   Regular Principal Distribution Amount        370,856,603.98
                                               ---------------
      Principal Distribution Amount            $486,000,000.00

  Noteholder Principal Distributions:
   Class A1 Notes                                       $125,003,495.30
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $125,003,495.30

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $125,003,495.30

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $138,142,002.18
  Total Distribution (incl. Servicing Fee)  $138,142,002.18



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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               1


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $257.21                   $2.80                  $260.01
  Class A2 Notes                                                 0.00                    3.26                     3.26
  Class A3 Notes                                                 0.00                    3.59                     3.59
  Class A4 Notes                                                 0.00                    3.77                     3.77
  Class B Notes                                                  0.00                    4.00                     4.00
  Class C Notes                                                  0.00                    4.16                     4.16
                                                                 ----                    ----                     ----
      Total Notes                                              $42.00                   $3.40                   $45.41

  Class D Certificates                                          $0.00                   $5.84                    $5.84
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $41.18                   $3.45                   $44.63


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,975,963,000.00       1.0000000              $2,850,959,504.70        0.9579956

  Class A1 Notes                               486,000,000.00       1.0000000                 360,996,504.70        0.7427912
  Class A2 Notes                               990,000,000.00       1.0000000                 990,000,000.00        1.0000000
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $3,035,482,000.00       1.0000000              $2,910,478,504.70        0.9588192


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.54%                                           5.52%
  Weighted Average Remaining Maturity (WAM)              51.80                                           50.86
  Remaining Number of Receivables                      169,768                                         165,791
  Portfolio Receivable Balance               $3,199,999,975.21                               $3,076,648,554.37



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $14,766,485.66
  Specified Credit Enhancement Amount                                                                        $30,766,485.54
  Yield Supplement Overcollateralization Amount                                                             $215,828,950.39
  Target Level of Overcollateralization                                                                     $230,595,436.05







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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               1

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                    $4,350.23
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Principal Losses for Collection Period                                                                           $64,543.67
  Charge-off Rate for Collection Period (annualized)                                                                          0.02%
  Cumulative Net Losses for all Periods                                                                                  $60,193.44


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           510                 $9,232,451.52
  61-90 Days Delinquent                                                                             2                    $23,465.51
  91-120 Days Delinquent                                                                            0                         $0.00
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            27                   $523,307.56


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0230%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0012%
  Three Month Average                                                                                                       0.0000%













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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               1

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                                   $0.00                         $0.00
  New Advances                                                                           2,375,230.79                          0.00
  Servicer Advance Recoveries                                                                    0.00                          0.00
                                                                                                 ----                          ----
  Ending Servicer Advances                                                              $2,375,230.79                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $44,541.77                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00

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